News Release

TranSwitch Corporation Announces Filing of Registration Statement and Planned Rights Offering

SHELTON, CT – April 13, 2010 – TranSwitch® Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced that it intends to effect a common stock rights offering to its stockholders in order to raise approximately $10 million of equity capital for general corporate and working capital purposes. Prior to the offering, the exercise price per share of the rights will be set by the Company’s board of directors after considering a number of factors, including the historical and current market price of the Company’s common stock, the ability of rights holders to subscribe for additional shares, the terms and expenses of this offering relative to other alternatives for raising capital, the size of this offering, and the general condition of the securities market. The Company has filed a registration statement covering this offering with the Securities and Exchange Commission.

http://www.sec.gov/Archives/edgar/data/944739/000114420410019678/v180775_s1.htm

The distribution of rights and commencement of the offering will occur promptly following the effectiveness of this registration statement.

Under the terms of the rights offering, the Company will distribute at no charge to stockholders transferable rights to purchase up to approximately $10 million of TranSwitch common stock at the established subscription price per share. Each stockholder will receive one transferable right for every share of common stock owned by the stockholder at the time this offering begins. Each right will entitle the holder to purchase an amount of shares of common stock at the established subscription price per share. Stockholders will be entitled to subscribe for shares not subscribed for by other stockholders.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of a prospectus with respect to this offering may be obtained from TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06483, Attn. Robert Bosi, Vice President-Chief Financial Officer.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

TranSwitch Corporation Announces Filing of Registration Statement and Planned Rights Offeringpage	page 2

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results ,involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President, Business Development
TranSwitch Corporation
Phone: 203.929.8810 ext.2004

TranSwitch Corporation     3 Enterprise Drive     Shelton, CT  06484 USA     (203) 929-8810     Fax: (203) 926-9453     www.transwitch.com